                                                                     EXHIBIT 4.2

                           STATER BROS. HOLDINGS INC.

                               __________________

                          FIRST SUPPLEMENTAL INDENTURE

                            ________________________



                                with respect to:



                                  $165,000,000
                           11% Senior Notes Due 2001
                           Issued as of March 8, 1994


                                ________________



                       IBJ SCHRODER BANK & TRUST COMPANY,

                                    Trustee

     FIRST SUPPLEMENTAL INDENTURE, dated as of July 22, 1997 (the "SUPPLEMENT") between Stater Bros. Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "COMPANY"), having its principal office at 21700 Barton Road, Colton, California 92324, and IBJ Schroder Bank & Trust Company, a New York banking corporation, as trustee (herein called the "TRUSTEE"), for the Company's 11% Senior Notes Due 2001 (the "SECURITIES").

     The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 8, 1994 (the "INDENTURE"), under which the Securities in the aggregate principal amount of $165,000,000 were issued and are outstanding.

     In accordance with Section 9.02 of the Indenture, the Company has obtained the written consent of the Holders of a majority in principal amount of the Securities to certain amendments to such Indenture. The Company is authorized to enter into this Supplement by a Board Resolution and simultaneously herewith the Trustee has received an Opinion of Counsel and an Officers' Certificate in accordance with Section 10.04 of the Indenture stating that the execution of this Supplement is permitted by the Indenture and all conditions precedent under the Indenture relating to the execution of this Supplement have been complied with.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:


     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                  ARTICLE ONE


     SECTION 101.  Section 1.01 of the Indenture is amended by adding the
                   ------------------------------------------------------
following definitions in alphabetical order:
-------------------------------------------

A.        "New Notes" means the Company's $100.0 million New Notes due 2004.

B. "Qualified La Cadena Investment" means an Investment in the Company by La Cadena for the purpose of providing funds to either the Company or Stater Bros. Markets, as the case may be, to purchase additional limited liability company interests in Santee LLC, provided, however, that if such
                                                --------  -------
     investment is made in the form of Indebtedness, then such Indebtedness shall be (a) unsecured Indebtedness, and (b) Subordinated Indebtedness.

C.        "Qualified Non-Recourse Indebtedness" means Indebtedness of any Person
     (i) as to which neither the Company nor any of its Subsidiaries (other than any Unrestricted Subsidiary) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any right that the holders thereof may have to take enforcement action against such Person) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries (other than any Unrestricted Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; provided, however, that the Company
                                           -----------------
     or any Subsidiary may execute and become obligated under the Santee Documents and perform its obligations thereunder, and such execution, obligation and performance shall not disqualify the Indebtedness of Santee or Santee LLC from constituting Qualified Non-Recourse Indebtedness.


D. "Revolving Credit Facility" means the Company's or any Subsidiary's revolving credit facilities or any replacement facilities with respect thereto.


E.        "Santee" means Santee Dairies, Inc., a California corporation.


F. "Santee LLC" means Santee Dairies, LLC, a Delaware limited liability company.


G. "Santee Documents" means that certain Product Purchase Agreement between Stater Bros. Markets and Santee, that certain Owner Consent between Stater Bros. Markets and the trustee pursuant to the trust agreement executed as part of the Santee Financing, that certain Limited Liability Company Agreement between Stater Bros. Markets, Hughes Markets, Inc., and Santee, LLC and all documents effecting and ancillary to the Santee Financing.


H. "Santee Financing" means the issuance by Santee of up to $80.0 million in principal amount of notes with respect to the construction of a new dairy in the City of Industry, California, and all transactions incident and ancillary thereto.


I. "Santee Noteholders" means the purchasers of notes with respect to the Santee Financing.


J. "Subordinated Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries (whether outstanding on the date of the Indenture or thereafter incurred) that (i) matures no earlier than the date that is one year after the maturity date of the Notes and (ii) is subordinated with respect to payment of principal and interest to the payment of principal and interest on the Notes (whether upon dissolution, liquidation, or reorganization of the Company or any such Subsidiary, or otherwise).


K. "Unrestricted Subsidiary" means, to the extent such Persons become Subsidiaries, (i) Santee LLC, (ii) Santee, and (iii) any subsidiary of an Unrestricted Subsidiary; provided, however, that any Unrestricted
                              --------  -------
     Subsidiary that incurs Indebtedness other than Qualified Non-Recourse Indebtedness shall no longer be deemed an Unrestricted Subsidiary, for so long as such Indebtedness not constituting Qualified Non-Recourse Indebtedness shall be outstanding; provided, further, that at such time as
                                        -----------------
     any Unrestricted Subsidiary ceases to be an Unrestricted Subsidiary, all Indebtedness of such Subsidiary shall be deemed to have been incurred by the Company and such Subsidiary for the purposes hereof.


     SECTION 102.  Section 1.01 of the Indenture is amended by deleting the
                   --------------------------------------------------------
definition of "Consolidated Stockholders' Equity" therefrom in its entirety and
-------------------------------------------------------------------------------
replacing such definition with the following:
--------------------------------------------

          "Consolidated Stockholders' Equity" as of any date means with respect to any Person the amount by which the assets of such Person and its Consolidated Subsidiaries exceed (a) the total liabilities of such Person and its Consolidated Subsidiaries, plus (b) any redeemable Preferred Stock (including Disqualified Capital Stock) of such Person or any Preferred Stock of any Consolidated Subsidiary of such Person issued to any Person other than such Person or a Wholly Owned Subsidiary of such Person, in each case determined in accordance with GAAP.

     SECTION 103.  Section 1.01 of the Indenture is amended by deleting the
                   --------------------------------------------------------
definition of "Consolidated Subsidiary" therefrom in its entirety and replacing
-------------------------------------------------------------------------------
such definition with the following:
----------------------------------

          "Consolidated Subsidiary" of any Person means a Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated subsidiary; provided,
                                                                ---------
     however, that the Unrestricted Subsidiaries of any Person shall not be
     -------
     included as Consolidated Subsidiaries of such Person for purposes of this Indenture, regardless of whether such Unrestricted Subsidiaries are or, in accordance with GAAP, should be, accounted for as consolidated subsidiaries; provided, further, that any Person that is not a subsidiary
                   -----------------
     of a Person shall not be included as a Consolidated Subsidiary of such Person for purposes of the Indenture, regardless of whether such Person is, or in accordance with GAAP, should be, accounted for as a consolidated subsidiary.


     SECTION 104.  Section 1.01 of the Indenture is amended by adding the
                   ------------------------------------------------------
following sentence to the end of the definition of "Indebtedness" therein:
-------------------------------------------------------------------------

          "For the avoidance of doubt, the Santee Financing and the Santee Documents shall be deemed not to constitute, nor to have given rise to, the incurrence of any Indebtedness of the Company or any of its Subsidiaries."


     SECTION 105.  Section 1.01 of the Indenture is amended by deleting the
                   --------------------------------------------------------
definition of "Person" therefrom in its entirety and replacing such definition
------------------------------------------------------------------------------
with the following:
------------------

          "Person" means any individual, corporation, partnership, joint venture, trust, estate, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.


     SECTION 106.  Section 1.01 of the Indenture is amended by deleting the
                   --------------------------------------------------------
definition of "Restricted Payments" therefrom in its entirety and replacing such
--------------------------------------------------------------------------------
definition with the following:
-----------------------------

          "Restricted Payment" means (i) the declaration or payment of any dividend or the making of any other distribution or other payment (whether in cash, securities or other property or assets of the Company or of any Subsidiary) of the Company's or any Subsidiary's Capital Stock, or to the holders of the Company's or any Subsidiary's Capital Stock or to any Affiliate of the Company, whether outstanding on the Issue Date or thereafter (other than dividends or distributions payable solely in Qualified Capital Stock of the Company, dividends or distributions declared or paid by any Subsidiary to the Company); (ii) any purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company or of any Subsidiary or of any Affiliate of the Company, whether outstanding on the Issue Date or thereafter, or any warrants, rights or options to purchase or acquire shares of the Capital Stock of the Company or of any Subsidiary or of any Affiliate of the Company, whether outstanding on the Issue Date or thereafter, held by any Person other than the Company or one of its Wholly Owned Subsidiaries (other than through the issuance in exchange therefor solely of Qualified Capital Stock); (iii) the prepayment, acquisition, decrease or retirement prior to maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness of the Company that is subordinated (whether pursuant to its terms, structurally or by operation of law) to the Notes or (iv) to incur, create, assume or suffer to exist any guarantee of

     Indebtedness of, or make any loan or advancement to, or other Investment in, any Related Person of the Company (other than a Wholly Owned Subsidiary (other than an Unrestricted Subsidiary)). The dollar amount of any non-cash dividend or distribution by the Company or any Subsidiary on the Company's, any Subsidiary's or any of the Company's Affiliate's Capital Stock shall be equal to the Fair Market Value of such dividend or distribution at the time of such dividend or distribution. Notwithstanding the foregoing, provided
                                                                      --------
     that no Default or Event of Default shall have occurred and be continuing or would result as a consequence thereof, the following shall not be or be deemed to be Restricted Payments: (a) the repayment upon the consummation of an Asset Sale of any Indebtedness of the Company permitted by Section
                                                                      -------
     4.12 which is subordinated (whether pursuant to its terms or by operation
     ----
     of law) to the Notes and which is secured by a Lien permitted by Section
                                                                      -------
     4.14 to the extent that such Indebtedness is required to be repaid in
     ----
     connection with such Asset Sale pursuant to the terms of the instrument governing such Indebtedness and such Lien, provided that concurrent or
                                                --------
     prior repayment of the Notes is provided for with the proceeds of such Asset Sale if the Notes are secured by a Lien pari passu with or senior to
                                                   ---- -----
     the Lien of such Indebtedness, or (b) the prepayment, acquisition, retirement or decrease of Indebtedness of the Company that is subordinated (whether pursuant to its terms or by operation of law) to the Notes that is prepaid, acquired, decreased or retired by conversion into or in exchange for Qualified Capital Stock.


     SECTION 107.  Section 4.05 of the Indenture is amended by deleting such
                   ---------------------------------------------------------
Section therefrom in its entirety and replacing such Section with the following:
-------------------------------------------------------------------------------

     Section 4.05    Limitations on Restricted Payments and Investments.
     ------------    --------------------------------------------------

          (a) The Company will not, and will not permit or cause any of the Subsidiaries (other than any Unrestricted Subsidiary), directly or indirectly, to, make any Restricted Payment or Investment after the Issue Date unless, at the time of such proposed Restricted Payment or Investment, and on a pro forma basis immediately after giving effect thereto:
              --- -----


               (A) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;


               (B) the aggregate amount expended for all Restricted Payments and Investments subsequent to June 30, 1997 would not exceed the sum of:


                    (1) 50% of the aggregate Consolidated Net Income of the
               Company (or if such Consolidated Net Income is a loss, minus 100% of such loss) earned on a cumulative basis during the period beginning on June 30, 1997 and ending on the last date of the Company's fiscal quarter immediately preceding such proposed Restricted Payment or Investment; plus


                    (2) 100% of the aggregate Net Equity Proceeds received by
               the Company from any Person (other than a Subsidiary) from the issuance and sale subsequent to June 30, 1997 of Qualified Capital Stock (excluding (x) any Qualified Capital Stock paid as a dividend on any Capital Stock of the Company or of any Subsidiary or as interest on any Indebtedness of the Company or of any Subsidiary, (y) the issuance of Qualified Capital Stock upon the conversion of, or in exchange for, any Capital Stock of the Company or of any Subsidiary and (z) any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (i) borrowed from the Company or any Subsidiary, unless and until and to the extent such borrowing is repaid, or (ii) contributed, extended, guaranteed or advanced by the Company or any Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)); plus


                    (3)  $5.0 million; and


               (C) the Company shall be able to incur (assuming a market rate of interest with respect thereto) at least $1.00 of additional Indebtedness under Section 4.12(a).
                             ---------------


               (b)  Section 4.05(a) shall not prevent (a) the payment of any
                    ---------------
     dividend within 60 days after the date of its declaration if at such date of declaration the payment of such dividend would comply with the provisions set forth above, provided that such dividend will be deemed to
                                 --------
     have been paid as of its date of declaration for the purposes of this

     Section 4.05, (b) if no Default or Event of Default shall have occurred and
     ------------
     be continuing or would occur as a consequence thereof, the purchase, redemption, retirement or acquisition of any shares of Capital Stock of the Company or of any Subsidiary or any Indebtedness of the Company that is pari passu with or subordinated to the Notes solely with or out of the net
     ---- -----
     cash proceeds of the substantially concurrent sale (other than to a Subsidiary or by a Subsidiary to one of its subsidiaries) of shares of Qualified Capital Stock of the Company or of a Subsidiary and neither such purchase, redemption, retirement or acquisition nor the proceeds of any such sale will be included in any computation made under clause (B)(2) above, (c) payments pursuant to usual and customary indemnification arrangements for directors and officers of the Company, any Subsidiary, Santee LLC or Santee, (d) payment to Craig of up to $69,365,000 plus accrued and unpaid dividends from the proceeds of the sale of the New Notes to repurchase the outstanding Series B Preferred Stock, (e) the making of Permitted Investments, (f) the making of Investments in any Subsidiary (other than any Unrestricted Subsidiary)(including any Person who becomes a Subsidiary as a result of any Investment, other than any Unrestricted Subsidiary) by the Company or any other Subsidiary, provided that any
                                                         --------
     Indebtedness evidencing such Investment is not subordinated to any Indebtedness or other obligation of such Subsidiary, (g) the making of Investments in the Company by any Subsidiary provided that any Indebtedness
                                                  --------
     evidencing such Investment is subordinated and junior to the Notes), (h) the making of Investments of the type described in Section 4.20(b)(i), (ii) and (iii), (i) the making of Investments in any Person, provided that the
                                                             --------
     consideration paid by the Company or a Subsidiary for such Investment consists solely of Qualified Capital Stock, (j) payment to Texas Eastern of dividends on the Markets Preferred Stock as in effect on the Issue Date,
     (k) the making of Investments in Santee, LLC of up to $25.0 million; (l) the making of Investments in Santee, LLC for the purpose of purchasing additional limited liability company interests in Santee LLC with the proceeds of a Qualified La Cadena Investment, and (m) the payment to La Cadena of an amount equal to the lesser of the amount of (i) the sum of (X) any Qualified La Cadena Investment, plus (Y) an amount equal to a commercially reasonable rate of interest on such Qualified La Cadena Investment to the extent that the net proceeds received by Stater Bros. Markets from the sale or disposition of that portion of Stater Bros. Markets' interest in Santee LLC which was acquired with the proceeds from such Qualified La Cadena Investment exceeds the original amount of the Qualified La Cadena Investment; and (ii) net proceeds received by Stater Bros. Markets from the sale or disposition of that portion of Stater Bros. Markets' interest in Santee LLC which was acquired with the proceeds from such Qualified La Cadena Investment and (n) the payment of a financial advisory fee of up to $2.0 million to La Cadena substantially contemporaneously with the effective date of the First Supplemental Indenture to this Indenture; provided that in each such case of clauses (f) through (j) above, no Default or Event of Default has occurred and is continuing or would result therefrom. The amounts expended or received, as applicable, pursuant to clause (a) will be included, and clauses (b) through (n) will be excluded, in computing the amounts available for Restricted Payments and Investments for purposes of the immediately preceding paragraph.


               (c)  For purposes of this Section 4.05, a distribution to holders
                                         ------------
     of the Company's Capital Stock of (i) shares of Capital Stock of any Subsidiary or (ii) other assets of the Company, without, in either case, the receipt of equivalent consideration therefor shall be deemed to be the equivalent of a cash dividend equal to the excess of the Fair Market Value of the shares or other assets being so distributed at the time of such distribution over the consideration, if any, received therefor.


     SECTION 108.  Section 4.12 of the Indenture is amended by deleting the such
                   -------------------------------------------------------------
Section therefrom in its entirety and replacing such Section with the following:
-------------------------------------------------------------------------------


     Section 4.12  Limitation on Indebtedness.
                   --------------------------

          (a) The Company will not, and will not permit any of its Subsidiaries (other than any Unrestricted Subsidiaries), directly or indirectly, to incur any Indebtedness, provided that if no Default or Event of Default
                             --------
     shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company may incur Indebtedness if, on the date of the incurrence of such Indebtedness after giving pro forma
                                                                     --- -----
     effect to the incurrence of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Company is at least 2.0 to 1.


          (b)  The limitations set forth in Section 4.12(a) shall not apply to:
                                            ---------------
     (i) Indebtedness under a revolving credit facility or any replacement facility thereof, provided that Indebtedness under such credit facility or
                       --------
     any replacement facility, including unused commitments, shall not at any time exceed the greater of (a) $15.0 million or (b) 15% of the Company's Consolidated Inventory, in aggregate outstanding principal amount; (ii) Indebtedness of the Company and its Subsidiaries existing on the Issue Date; (iii) Indebtedness of the Company represented by the Notes and the New Notes; (iv) Indebtedness of the Company and its Subsidiaries incurred in exchange for or the net proceeds of which are used to extend, refinance, renew, replace, substitute or refund ("Refinance") Indebtedness referred to
                                            ---------
     in clauses (i), (ii) and (iii) above and (ix) below (the "Refinancing
                                                               -----------
     Indebtedness") plus any penalties, fees or premiums incurred in connection
     ------------
     therewith; provided that (A) the principal amount of such Refinancing
                --------
     Indebtedness shall not exceed the principal amount of the Indebtedness (including unused commitments) so Refinanced (the "Existing Debt") as of
                                                        -------------
     the date of the proposed incurrence of the Refinancing Indebtedness, (B) such Refinancing Indebtedness shall have an Average Life equal to or greater than the Average Life of the Existing Debt, (C) if the Existing Debt (including the Notes) being Refinanced is pari passu with or
                                                    ---- -----
     subordinated to the Notes then such Refinancing Indebtedness shall be pari
                                                                           ----
     passu with or at least as subordinated to, as the case may be, the Notes,
     -----
     (D) the Refinancing Indebtedness has a stated maturity date no earlier than the Existing Debt as of the date of such proposed Refinancing and (E) if the Existing Debt is Indebtedness solely of the Company, such Refinancing Indebtedness will only be permitted if it is Indebtedness solely of the Company; (v) Permitted Construction Indebtedness incurred after March 8, 1994 not to exceed $10.0 million in the aggregate at any time outstanding and designated as Permitted Construction Indebtedness subject to this clause (v) in an Officer's Certificate delivered to the Trustee; (vi) Indebtedness of the Company to a Wholly Owned Subsidiary of the Company or by a Wholly Owned Subsidiary of the

     Company to the Company or between Wholly Owned Subsidiaries of the Company;
     (vii) Indebtedness under Interest Rate Protection Agreements entered into in the ordinary course of business; (viii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees of letters of credit, surety bonds or performance bonds securing any obligations of the Company pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company, other than guarantees or similar credit support by the Company of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum
                                                    --------
     aggregate liability in respect of all such Indebtedness described in this clause shall not exceed the net proceeds actually received in connection with any such disposition; (ix) Indebtedness to secure workers' compensation and other insurance coverages, not to exceed the minimum amount required by the Company's insurance carriers or other applicable regulatory agencies; and (x) Indebtedness to La Cadena incurred by the Company in connection with a Qualified La Cadena Investment; provided,
                                                                  ---------
     however, that the repayment of principal with respect to, and the payment
     -------
     of interest with respect to, any such Qualified La Cadena Investment constituting Indebtedness shall be subject to Section 4.05.


     SECTION 109.   Section 4.13 of the Indenture is amended by deleting such
                    ---------------------------------------------------------
Section therefrom in its entirety and replacing such Section with the following:
--------------------------------------------------------------------------------

     [Intentionally Omitted]


     SECTION 110.   Section 4.14 of the Indenture is amended by deleting such
                    ---------------------------------------------------------
Section therefrom in its entirety and replacing such Section with the following:
-------------------------------------------------------------------------------

     Section 4.14  Limitations on Liens.
                   --------------------

          The Company will not, and will not permit any of its Subsidiaries (other than any Unrestricted Subsidiary) to, create, incur, assume or suffer to exist any Liens securing Indebtedness, except for (a) any Liens which may be granted to secure the Notes; (b) Liens securing Indebtedness that is incurred pursuant to clause (i) of Section 4.12(b); (c) Liens
                                                ---------------
     securing Indebtedness that is incurred in accordance with this Indenture and that is pari passu with the Notes; provided that the Notes are secured
                 ---- -----                 --------
     on an equal and ratable basis to such Liens; (d) Liens securing Indebtedness incurred in accordance with this Indenture and that is subordinated to the Notes; provided that the Notes are secured by Liens
                                --------
     ranking prior to such Liens; (e) Liens in respect of Refinancing Indebtedness; provided that the terms of such Liens in respect of such
                   --------
     Refinancing Indebtedness are not less favorable to the Holders than terms of the Liens securing the Existing Debt being Refinanced and do not extend to or cover any property or assets of the Company or of any of the Subsidiaries not securing such Existing Debt; (f) Liens in respect of Acquired Indebtedness permitted to be incurred in accordance with this Indenture; provided that such Liens in respect of such Acquired
                --------
     Indebtedness do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or such Subsidiary; (g) Liens securing Indebtedness of the Company or a Subsidiary, which Indebtedness shall not exceed $15.0 million; and (h) Permitted Liens.


     SECTION 111.  Section 4.15 of the Indenture is amended by deleting such
                   ---------------------------------------------------------
Section therefrom in its entirety and replacing such Section with the following:
-------------------------------------------------------------------------------

     Section 4.15  Limitation on Payment Restrictions Affecting Subsidiaries.
                   ---------------------------------------------------------

          The Company will not, and will not permit any of its Subsidiaries (other than any Unrestricted Subsidiary), directly or indirectly, to create or suffer to exist or allow to become effective any encumbrance or restriction of any kind (i) on the ability of any Subsidiary (other than any Unrestricted Subsidiary) to (a) pay dividends, in cash or otherwise, or make other payments or distributions on its Capital Stock or any other equity interest or participation in, or measured by, its profits, owned by the Company or any Subsidiary or any of their respective subsidiaries, or make payments on any Indebtedness owed to the Company or any Subsidiary or any of their respective subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries, (c) transfer any of their respective property to the Company or any of its Subsidiaries or (ii) on the ability of the Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) to receive or retain any such (x) dividends, payments or distributions, (y) loans or advances or (z) transfer of property (any such restriction being referred to herein as a "Payment Restriction"), except
                                                -------------------
     for such encumbrances or restrictions existing under or by reason of (A) agreements in effect as of the Issue Date, (B) applicable laws, (C) this Indenture or the Indenture governing the New Notes, (D) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any of the Subsidiaries, (E) Acquired Indebtedness incurred in accordance with this Indenture; provided that such
                                                              --------
     encumbrance or restriction in respect of such Acquired Indebtedness is not applicable to any Person, or the property of any Person, other than the Person, or the property of the Person, so acquired whether or not such Acquired Indebtedness was incurred in connection with or anticipation of such acquisition, (F) the Revolving Credit Facility or (G) any agreement effecting a renewal, refunding, refinancing or extension of Indebtedness referred to in clause (A), (E) or (F) above; provided that the provisions
                                                  --------
     contained in such renewal, refunding, refinancing or extension relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof.

     SECTION 112.  Section 4.16 of the Indenture is amended by deleting such
                   ---------------------------------------------------------
Section therefrom in its entirety and replacing such Section with the following:
-------------------------------------------------------------------------------

     Section 4.16  Limitation on Issuance and Sale of Capital Stock of
                   ---------------------------------------------------
     Subsidiaries.
     ------------

          The Company will not permit any Subsidiary (other than any Unrestricted Subsidiary) to issue any shares of its Capital Stock to any Person other than the Company or one or more of its Wholly Owned Subsidiaries (other than any Unrestricted Subsidiary) nor will the Company permit any Person (other than the Company or one or more of its Wholly Owned Subsidiaries (other than any Unrestricted Subsidiary) to own or hold any such Capital Stock, other than the Markets Preferred Stock held by Texas Eastern Corporation as of the Issue Date. The Company will not and will not permit any Subsidiary (other than any Unrestricted Subsidiary) to transfer, sell or otherwise dispose of any Capital Stock of any Subsidiary to any Person (other than to the Company or a Wholly Owned Subsidiary that is not an Unrestricted Subsidiary) unless (i) such transfer, sale or other disposition is of all the Capital Stock of such Subsidiary owned by the Company or any Subsidiary and (ii) the Net Cash Proceeds from such transfer, sale or other disposition are applied in accordance with Section
                                                                        -------
     4.20.
     ----

     SECTION 113.  Section 4.17 of the Indenture is amended by deleting such
                   ---------------------------------------------------------
Section therefrom in its entirety and replacing such Section with the following:
-------------------------------------------------------------------------------

     Section 4.17  Limitations on Transactions with Related Persons.
                   ------------------------------------------------

     The Company will not, nor will it permit any of its Subsidiaries (other than an Unrestricted Subsidiary) to (a) sell, lease, transfer or otherwise dispose of any of its property to, (b) purchase any property from, (c) make any Investment in or (d) enter into or amend any contract, agreement or understanding with or for the benefit of, a Related Person of the Company or any Subsidiary (other than the Company or any such Subsidiary (other than any Unrestricted Subsidiary) in which no Related Person (other than the Company or a Wholly Owned Subsidiary (other than any Unrestricted Subsidiary) of the Company) owns, directly or indirectly, an equity interest) (each a "Related Person Transaction"), other than (i) Related
                        --------------------------
     Person Transactions that are on terms (which terms are in writing) that are fair and reasonable to the Company or the Subsidiary and that are no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction by the Company or such Subsidiary from an unrelated party as determined reasonably and in good faith by the Board of Directors of the Company; provided that if the
                                                     --------
     Company or any Subsidiary enters into a Related Person Transaction or series of Related Person Transactions involving or having an aggregate value of more than $1.0 million such Related Person Transaction shall, prior to the consummation thereof, have been approved by a majority of the independent directors of the Company. The restrictions of this Section
                                                                     -------
     4.17 shall not apply to (a) any transactions between Wholly Owned
     ----
     Subsidiaries (other than any Unrestricted Subsidiary) of the Company, or between the Company and any Wholly Owned Subsidiary (other than any Unrestricted Subsidiary) of the Company, if such transaction is not otherwise prohibited by this Indenture, (b) any payments or purchases permitted by Section 4.05, (c) any reasonable and customary regular fees to
                  ------------
     directors of the Company, (d) any transactions contemplated by the Santee Documents; provided that such transactions are not otherwise prohibited by
                --------
     this Indenture and (e) payment of a financial advisory fee of up to $2.0 million to La Cadena substantially contemporaneously with the execution of the First Supplemental Indenture to this Indenture.


                                  ARTICLE TWO


     SECTION 201.  Effective Date of This Supplement.
                   ---------------------------------

     This Supplement shall be effective as of the date first written above, at and after such time as the Company has delivered to the Trustee evidence of consent from the Holders of at least a majority in principal amount of the Securities under the Indenture then outstanding; provided that the consent
                                                 --------
payment (as provided for in the consent solicitation statement with respect to this Supplement) has been made to each consenting Holder by the date that is 90 days after the execution of this Supplement.


     SECTION 202.  Indenture Ratified.
                   ------------------

     Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.


     SECTION 203.  Counterparts.
                   ------------

     This Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


     SECTION 204.  Trustee Not Responsible.
                   -----------------------

     The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.


     SECTION 205.  Definitions and Terms.
                   ---------------------

     Unless otherwise defined herein, all initially capitalized terms used herein shall have the meanings assigned to such terms in the Indenture.


     SECTION 206.  Supplemental Indenture is an Indenture.
                   --------------------------------------

     This Supplement is an amendment to and implementation of the Indenture, and the Indenture and this Supplement shall be read together from and after the effectiveness of this Supplement.


     SECTION 207.  Governing Law.
                   -------------

     This Supplement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              STATER BROS. HOLDING INC.



                              BY:   /s/ Jack H. Brown
                                  -------------------------------
                                 Name:  Jack H. Brown
                                 Title: Chairman, President & CEO



Attest:  /s/ Bruce D. Varner
       -------------------------
      Name:  Bruce D. Varner
      Title: Secretary



                              IBJ SCHRODER BANK & TRUST COMPANY, AS TRUSTEE


                              By:   /s/ Luis Perez
                                 ---------------------------------
                                 Name:  Luis Perez
                                 Title: ASST. VICE PRESIDENT



Attest:  /s/ Barbara McCluskey
       -------------------------
      Name:  Barbara McCluskey
      Title: Assistant Secretary


                                      S-1